News Release
Exhibit 99.1

200 E Randolph St
Chicago IL 60601
Tel: +1 312 782 5800

For immediate release
Contact    Stefanie Murphy    Date    December 4, 2012
Telephone    +1 312 228 2121    Email    stefanie.murphy@lasalle.com

Jones Lang LaSalle Income Property Trust
Announces Acquisition of Remaining Interest in 111 Sutter Street

CHICAGO (December 4, 2012) – Jones Lang LaSalle Income Property Trust, Inc. (“JLLIPT”) – a non-listed, daily valuation, perpetual life real estate investment trust (REIT) – today announced the acquisition of the remaining interest in the entity owning 111 Sutter Street. JLLIPT acquired the interest from an affiliate of Ellis Partners, LLC, one of Northern California’s largest commercial developers and investors.

111 Sutter Street is a historically significant, multi-tenant office building in the North Financial District of San Francisco, California.  This landmark building was erected in 1926, renovated in 2001 and has been jointly owned by JLLIPT and Ellis Partners since 2005.  The 286,000 square foot building is currently 98% leased to a broad mix of high quality tenants including financial services, legal and technology firms.  111 Sutter is LEED-certified and carries a “Category I” designation as a Historically Significant Building and is listed on the National Register of Historic Places.

Allan Swaringen, Managing Director of LaSalle Investment Management and President and CEO of JLLIPT, comment:  “Expanding our current ownership interest in 111 Sutter, which has performed well within our portfolio since first acquired in partnership with Ellis Partners, is strategic as we look to grow our diversified holdings of core, income-oriented real estate across all four of our primary investment targets – office, retail, industrial and apartments.

“Ellis Partners has been a fantastic partner and we look forward to continuing our relationship with them both as a tenant in the building and as a consultant to our management team on the leasing and marketing strategy at this iconic property.

“This investment is particularly well aligned with JLLIPT’s investment objectives: to seek current income and long-term capital appreciation from carefully selected commercial real estate investments.”

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About Jones Lang LaSalle Income Property Trust (JLLIPT)
Jones Lang LaSalle Income Property Trust is a non-listed daily valuation perpetual life real estate investment trust (REIT) that owns and manages a diversified portfolio of high quality, income-producing office, retail, industrial and apartment properties located primarily in the United States.  JLLIPT expects to further diversify its real estate portfolio over time, including on a global basis.

About LaSalle Investment Management
LaSalle Investment Management, Inc., a member of the Jones Lang LaSalle group (NYSE: JLL), is a leading global real estate investment manager, with approximately $47 billion of assets under management of private and public property equity investments. LaSalle is active across a range of real estate capital and operating markets including private and public, debt and equity and our clients include public and private pension funds, insurance companies, governments, endowments and private individuals from across the globe. For additional information, please refer to www.lasalle.com.

Forward Looking Statements
This press release may contain forward-looking statements with respect to Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the ability of Income Property Trust to effectively raise capital in its offering, uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of Income Property Trust’s investment strategy; and other risk factors as outlined in Income Property Trust’s registration statement on Form S-11 (Registration No. 333-177963) and periodic reports filed with the U.S. Securities and Exchange Commission.